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                       Strong Municipal Bond Fund, Inc.

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS

I.   CURRENT ANNUALIZED YIELD: 30 days ended August 30, 1996

     A.   Formula

                         a-b        6
          YIELD = 2[(---------- + 1)  - 1]
                          cd

          Where:  a=   dividends and interest earned during the period.
                  b=   expenses accrued for the period (net of reimbursements).
                  c=   the average daily number of shares outstanding during the
                       period.
                  d=   the maximum offering price per share on the last day of
                       the period.

     B.   Calculation

                          1,150,357.75 - 155,217.30         6
          YIELD = 2[(---------------------------------- + 1) -1]
                            24,479,323.300 x 8.99

          YIELD = 5.49%

II.  TAX-EQUIVALENT YIELD: 30 Days ended August 30, 1996

     A.    Formula

           Tax-Equivalent Yield =     YIELD (as defined above)
                                    -------------------------------
                                    100% - Stated Marginal Tax Rate
     B.    Calculation

           5.49%/(1 - .31 tax rate*)

           5.49%/.69 = 7.96%

           *31% federal tax rate

III. AVERAGE ANNUAL COMPOUNDED RETURN

     A.    Formula
                    n             n ____
           P (1 + T)  = ERV or T \ /ERV/P-1



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Where:  P =     a hypothetical initial payment of $10,000
        T =     average annual total return
        n =     number of years
        ERV =   ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

     B.   Calculation
               n ____
          T = \ /ERV/P - 1

          1. One-year period 8-31-95 through 8-31-96
                      1 _____________
             3.15% = \ /10,244/10,000 - 1

          2. Five-year period 8-31-91 through 8-31-96
                      5 _____________
             7.25% = \ /13,743/10,000 - 1

          3. Since inception 10-23-86 through 8-31-96
                      9.85 _____________
             6.05% = \    /17,745/10,000 - 1

IV.  TOTAL RETURN


     A. Formula

        EV-IV
        -----  = TR
         IV

Where:  EV =  Value at the end of the period, including reinvestment of all dividends and capital gains distributions

        IV =  Initial value of a hypothetical investment at the net asset value


        TR =  Total Return

     B. Calculation

        EV-IV
        ----- = TR
          IV

        One-year period ended August 31, 1996

                   10,244- 10,000
                   --------------       =        3.15 %
                      10,000